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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Covance Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2004
Notice of
Annual Meeting &
Proxy Statement

March 18, 2004

Dear Shareholder:

        I am pleased to invite you to attend the 2004 Annual Meeting of Shareholders of Covance Inc., to be held at 11:00 a.m., eastern daylight time, on Thursday, April 29, 2004, at the Westin Princeton at Forrestal Village, 201 Village Boulevard in Princeton, New Jersey. We hope that you will participate in the Annual Meeting either by attending and voting in person or by completing and returning the enclosed proxy as promptly as possible. Your vote is important.

        This Notice of Annual Meeting and Proxy Statement provide information about the matters to be acted upon by Covance's shareholders. The Proxy Statement also contains information about the role and responsibilities of the Board of Directors and its Committees and provides important information about each nominee for election as a Director and other matters to be acted on at the meeting.

                Sincerely,

                Christopher A. Kuebler
                Chairman and Chief Executive Officer

COVANCE INC.

NOTICE OF 2004 ANNUAL MEETING
OF SHAREHOLDERS

        The 2004 Annual Meeting of the Shareholders of Covance Inc. (the "Company") will be held on Thursday, April 29, 2004, at 11:00 a.m., eastern daylight time, at the Westin Princeton at 201 Village Boulevard, Princeton, New Jersey 08540 for the following purposes:

  1.
  To elect two members to the Company's Class I Board of Directors;

  2.
  To consider, if properly presented, a shareholder proposal regarding the annual election of directors; and

  3.
  To act upon such other matters as may properly come before the Annual Meeting.

        Only shareholders of record at the close of business on March 10, 2004, are entitled to notice of, and to vote at, the Annual Meeting.

James W. Lovett Corporate Senior Vice President, General Counsel and Secretary

March 18, 2004

COVANCE INC.
210 Carnegie Center
Princeton, New Jersey 08540

PROXY STATEMENT

2004 Annual Meeting of Shareholders
April 29, 2004

General Information

        The Board of Directors of Covance Inc. (the "Company" or "Covance") solicits your proxy for voting at the 2004 Annual Meeting of Shareholders of Covance and at any adjournment or postponement of this meeting ("Annual Meeting"). Covance will hold the Annual Meeting on Thursday, April 29, 2004, at 11:00 a.m., eastern daylight time, at the Westin Princeton, Forrestal Village, 201 Village Boulevard, Princeton, New Jersey.

        Your vote is important and the Board of Directors urges you to exercise your right to vote. You are invited to attend the Annual Meeting in person to vote. Whether or not you plan to attend the Annual Meeting, please ensure that your shares are voted by properly completing, signing, dating and returning the enclosed proxy card. You may revoke your proxy at any time before it is exercised in any one of three ways: (i) by giving written notice to the Secretary of the Company, (ii) by submitting a subsequently dated and properly signed proxy, or (iii) by attending the Annual Meeting and revoking the proxy. Your attendance at the Annual Meeting will not by itself revoke your proxy.

        When you provide your proxy, the shares of the Company's common stock ("Common Stock") represented by the proxy will be voted as you specify on the proxy card. As to the election of the Class I Directors, by marking the appropriate box you may (a) vote for all of the Class I Director nominees as a group, or (b) vote for all of the Class I Director nominees as a group except those nominees whose names you specify on the card, or (c) withhold your vote from the Class I Director nominees as a group. As to the other items, you may vote "for" or "against" the item or "abstain" from voting by marking the appropriate box. If you properly sign and return your proxy card without specifying any choices, you will confer authority upon the individuals named as proxies to vote your shares in their discretion. The proxy also gives discretionary authority to these individuals to vote your shares of Common Stock upon such other matters as may properly come before the Annual Meeting, including voting on the nomination or election of any person not identified in this Proxy Statement as a nominee for election as a Director. The Board of Directors currently knows of no other business that will be presented for consideration at the Annual Meeting.

        You are entitled to notice of, and to vote at, the Annual Meeting if you are a shareholder of record on March 10, 2004. A majority of the shares of Common Stock issued and outstanding will constitute a quorum for the Annual Meeting. Abstentions and broker non-votes are counted as present for purposes of determining a quorum. A broker non-vote occurs when a nominee holds shares for a beneficial owner but cannot vote on a proposal because the nominee does not have discretionary power and has not received instructions from the beneficial owner.

        Voting at the Annual Meeting will work as follows. As to Proposal 1 (Director elections), Directors are elected by a plurality vote so the nominees receiving the highest vote totals will be elected. The outcome of the Director vote will not be affected by abstentions or broker non-votes. As to Proposal 2 (the shareholder proposal), it requires affirmative vote of a majority of the shares present or represented by proxy and entitled to vote. Abstentions will be treated as shares present or represented by proxy and entitled to vote, while broker non-votes will not be treated as shares present or represented at the meeting.

        Shares of Common Stock held in the Company's Stock Purchase Savings Plan ("401k Plan"), including shares held in the 401k Plan as a result of the merger of the Employee Stock Ownership Plan into the 401k Plan, are held of record and are voted by the trustee of the 401k Plan. Shares of Common Stock held in the Company's Employee Stock Purchase Plan ("ESPP") are held of record by the ESPP's administrator, Computershare Trust Company ("Computershare"), and are voted by Computershare at the direction of ESPP plan participants. Participants in the 401k Plan may direct the trustee of the plan, and the participants in the ESPP may direct Computershare as to how to vote shares allocated to their 401k Plan and ESPP accounts, respectively, by properly signing, completing and returning the enclosed proxy card. The 401k Plan trustee will vote shares as to which they have not received direction in accordance with the terms of the plan documents. As administrator of the ESPP, Computershare will not vote any shares as to which it has not received direction from participants in the ESPP or is otherwise not entitled to vote.

        As of February 11, 2004, there were 62,726,655 shares of Common Stock issued and outstanding. Each shareholder is entitled to one vote for each share of Common Stock registered in that person's name as of the Record Date. Covance is beginning to send this Proxy Statement and the accompanying proxy card to shareholders on or about March 18, 2004.

ITEM 1

Election of Class I Directors

        The Board of Directors (the "Board") is divided into three classes, with two classes of three Directors each, and one class of two Directors, whose terms expire at successive annual meetings. Two Class I Directors will be elected at the Annual Meeting to serve for a term expiring at the Company's Annual Meeting in the year 2007. Each nominee elected as a Class I Director will continue in office until his successor has been duly elected and qualified, or until his earlier death, resignation or retirement. The Board has nominated Robert M. Baylis and Irwin Lerner for election as Class I Directors at the Annual Meeting.

        The Board of Directors recommends that Shareholders vote FOR the election of the above named nominees for election as Director.

        Unless there is a contrary indication, shares of Common Stock represented by valid proxies will be voted FOR the election of all of the nominees. The Board has no reason to believe that any nominee will be unable to serve as a Director. If for any reason a nominee should become unable to serve, the shares represented by valid proxies will be voted for the election of such other person as the Board may recommend, or the Board may reduce the number of Directors to eliminate the vacancy.

        Set forth below is the principal occupation of, and certain information regarding, such nominees, and the other Directors whose terms of office will continue after the Annual Meeting.

CLASS I NOMINEES
FOR TERMS EXPIRING IN 2007

Robert M. Baylis, 65, was a Vice Chairman of CS First Boston Corporation ("First Boston"), a financial services company, from March 1992 to March 1994, and from August 1995 to January 1996. Prior to his retirement, Mr. Baylis was with First Boston for over 33 years. He was Chairman and Chief Executive Officer of CS First Boston Pacific Inc./Hong Kong from March 1994 to August 1995. Prior to March 1992, Mr. Baylis held a variety of positions with First Boston, including Managing Director-Investment Banking Group and Managing Director-Equity Securities Department. He is also a Director of Host Marriott Corporation (hotels), Gildan Activewear, Inc. (garments), New York Life Insurance Company (insurance) and PartnerRe Ltd. (reinsurance). Mr. Baylis has been a member of the Covance Board since December 1996.

Irwin Lerner, 73, was the Chairman of the Board of Directors and Executive Committee of Hoffmann-La Roche Inc. ("Roche") (a pharmaceutical company) from January to September 1993 and was the President and Chief Executive Officer of Roche from April 1980 to January 1993. Mr. Lerner also was the Chief Executive Officer of Reliant Pharmaceuticals, LLC (a private pharmaceutical company) from July to December 2001. He also is Chairman and a Director of Medarex, Inc. (biotechnology) and a Director of Humana, Inc. (managed care organization), V.I. Technologies Inc. (blood products), and Nektar Therapeutics (drug delivery technology). Mr. Lerner has been a member of the Covance Board since December 1996.

CLASS III DIRECTORS
WHOSE TERMS WILL EXPIRE IN 2006

Robert Barchi, M.D., Ph.D., 57, has been Provost of the University of Pennsylvania since 1999. Previously, he served as Chair of the University's Department of Neurology and as founding Chair of the University's Department of Neuroscience. Dr. Barchi was also Director of the Mahoney Institute of Neurological Sciences for more than 12 years and was the Director of the Dana Fellowship Program in Neuroscience and Director of the Clinical Neuroscience Track. He was the founder and President of Penn Neurocare, a regional specialty network. Dr. Barchi has been a member of the Covance Board since October 2003.

Sandra L. Helton, 54, has been Executive Vice President and Chief Financial Officer of Telephone & Data Systems, Inc., a telecommunications service company, ("TDS") since October of 2000. She joined TDS as Executive Vice President — Finance and Chief Financial Officer in August 1998. Prior to joining TDS, Ms. Helton was the Vice President and Corporate Controller of Compaq Computer Corporation between 1997 and 1998. Prior to that time, Ms. Helton was employed by Corning Incorporated ("Corning"), a former affiliate of the Company, for more than five years. At Corning, Ms. Helton was Senior Vice President and Treasurer between 1994 and 1997 and was Vice President and Treasurer between 1991 and 1994. Ms. Helton is also a Director of TDS, United States Cellular Corporation, a subsidiary of TDS which operates and invests in wireless telephone companies and properties, and The Principal Financial Group, a global financial institution. Ms. Helton has been a member of the Covance Board since September 2003.

CLASS III DIRECTORS
(continued)

Christopher A. Kuebler, 50, has been Covance's Chairman and Chief Executive Officer since November 1994. From November 1994 to November 2001, Mr. Kuebler was also President of Covance. From March 1993 through November 1994, he was the Corporate Vice President, European Operations for Abbott Laboratories Inc. ("Abbott"), a diversified health care company. From January 1991 until March 1993, Mr. Kuebler was the Vice President, Sales and Marketing for Abbott's Pharmaceutical Division. From 1976 to 1991, Mr. Kuebler held various sales and marketing positions including for E.R. Squibb & Sons and Abbott. Mr. Kuebler has been a member of the Covance Board since November 1994, and was elected Chairman in November 1996. Mr. Kuebler also serves in various executive officer and director capacities of Covance's subsidiaries. Mr. Kuebler is a Director of Nektar Therapeutics (drug delivery technology).

CLASS II DIRECTORS
WHOSE TERMS WILL EXPIRE IN 2005

J. Randall MacDonald, 55, has been Senior Vice President-Human Resources for International Business Machines Corporation, an information technology company, since July 2000. Prior to that, Mr. MacDonald had been the Executive Vice President-Human Resources and Administration for the GTE Corporation ("GTE"), a telecommunications company, since June 1997. Prior to June 1997, Mr. MacDonald held various senior positions with GTE including Senior Vice President-Human Resources and Administration (from April 1995), Vice President-Employee Relations and Organizational Development (from 1988) and Vice President of Organizational Development (from 1986). Mr. MacDonald has been a member of the Covance Board since December 1996.

Kathleen G. Murray, 54, has been the President and Chief Executive Officer of Northwestern Memorial Foundation, a not-for-profit affiliate of Northwestern Memorial HealthCare ("Northwestern") , an academic medical center, since February 2002. Prior to February 2002, Ms. Murray was the Executive Vice President and Chief Operating Officer of Northwestern. Ms. Murray joined Northwestern in 1998 and was Executive Vice President and Chief Operating Officer since 1988. Ms. Murray also was Chair of the Governing Council for Metropolitan Hospitals of the American Hospital Association from January 1986 to December 1998, and Board member of the Illinois Hospital Association from 1995 through 2003 and served as Chair in 2002. Ms. Murray has been a member of the Covance Board since 1998.

William C. Ughetta, 71, is an attorney and former Senior Vice President and General Counsel of Corning. Mr. Ughetta joined Corning in 1968 as Assistant Secretary and Assistant Counsel. He was elected Secretary of Corning in 1971, and a Senior Vice President in 1983. He is also a Director of Global Lift Technologies Inc. (manufacturer of wire rope) and Chemung Canal Trust Company (banking), and is a Trustee of Corning Community College. Mr. Ughetta has been a member of the Covance Board since July 1996.

Stock Ownership of Directors,
Executive Officers and Certain Shareholders

Directors and Executive Officers

        The following table shows, as of February 11, 2004, the number of shares of Common Stock beneficially owned by each Director and nominee for election as Director, for each of the Named Executives (as defined in the Summary Compensation Table), and by the Directors and executive officers as a group, and currently exercisable options held by any of them:

	Common Stock (1)
Name of Beneficial Owner	Shares Owned	Options (2)	Percent of class
Robert Barchi	0	0
Robert M. Baylis	12,200	15,000	*
Sandra L. Helton	0	0
Joseph L. Herring	91,268	192,650	*
William E. Klitgaard	34,782	94,633	*
Christopher A. Kuebler	202,129	646,360	1.3%
Irwin Lerner	13,200	15,000	*
J. Randall MacDonald	5,100	15,000	*
Howard Moody	59,880	59,600	*
Kathleen G. Murray	2,000	15,000	*
Stephen J. Sullivan	60,645	78,604	*
William C. Ughetta	49,598	15,000	*
All Directors and executive officers as a group (16 persons)	650,966	1,356,673	3.2%

*
The amount of Common Stock beneficially owned does not exceed one percent of the issued and outstanding shares of Common Stock.

(1)
The holdings reported above do not include (a) phantom stock shares issued pursuant to the Directors' Deferred Compensation Plan, Deferred Stock Unit Plan and Restricted Unit Plan for Non-Employee Directors in the following aggregate amounts for each Director: 4,986 shares for Dr. Barchi; 16,359 shares for Mr. Baylis; 4,845 shares for Ms. Helton; 6,400 shares for Mr. Lerner; 19,272 shares for Mr. MacDonald; 11,600 shares for Ms. Murray; and 12,934 shares for Mr. Ughetta. The holdings reported above include 2,000 shares held by each of Messrs. Baylis, Lerner, MacDonald, Ughetta and Ms. Murray issued pursuant to the Restricted Stock Plan for Non-Employee Directors, which shares vest after such Director has achieved six years of service (as defined in the plan) as a Director, and incentive stock issued to the Named Executives and certain other executive officers which incentive stock will not vest until the date set forth in such Officer's restricted stock agreement.

(2)
Represents option rights to acquire shares of the Company's Common Stock, exercisable within 60 days of February 11, 2004.

Certain Shareholders

        Based on information filed with the Securities and Exchange Commission ("SEC"), and in some cases, information provided by beneficial owners of the Company's Common Stock, there are no beneficial owners of more than five (5%) percent of the Company's Common Stock.

The Board of Directors and its Committees

        While the executives of the Company are responsible for the Company's daily operations, the Board manages the Company and its corporate resources. The Board is also responsible for establishing broad corporate policies and for overseeing the overall performance of the Company and management. The Board reviews significant developments affecting the Company and acts on matters requiring Board approval. During 2003, the Board held eight meetings. In 2002 and 2003, the Board conducted a comprehensive review of Covance's corporate governance policies and practices. This review included comparison of Covance's current policies and practices to policies and practices mandated by legislation and regulation, including the Sarbanes-Oxley Act of 2002, amendments to the New York Stock Exchange ("NYSE") Listing Standards, and regulations adopted by the SEC. This review also considered policies and practices suggested by other groups active in corporate governance. As a result of this review, the Board amended the charters of each of the Committees of the Board and adopted revised corporate governance guidelines for the Company. The charters and corporate governance guidelines are posted on the Company's website at www.covance.com. The Company has also adopted a Code of Ethics for Financial Professionals which is applicable to the Company's Chief Executive Officer, Chief Financial Officer, Controller and certain other financial and accounting professionals. This Code is posted on the Company's website. The Company has had a Code of Ethics for all employees since 1997. In the event the Company adopts an amendment to the Code of Ethics for Financial Professionals, or grants a waiver thereunder, the Company will also post that information on its website. The Company has adopted Guidelines for Executive Ownership in Covance Stock, which are also posted on its website.

        The Board has affirmatively determined that the following Directors are independent, as that term is defined by the New York Stock Exchange Listing Standards, and have no material relationships with the Company:

  •
  Robert Barchi

  •
  Robert M. Baylis

  •
  Sandra L. Helton

  •
  Irwin Lerner

  •
  J. Randall MacDonald

  •
  Kathleen G. Murray

  •
  William C. Ughetta

        In making the determination that none of these Directors had a material relationship with the Company, the Board considered all transactions between the Company and any affiliates of the Directors on a case by case basis. The Board considered both the size of any such transactions and their materiality to the Director.

COMMITTEES OF THE BOARD

        The Board of Directors has established three standing committees to assist the Board in carrying out its duties: the Audit and Finance Committee, the Compensation and Organization Committee, and the Corporate Governance Committee.

Audit and Finance Committee

        The Audit and Finance Committee (the "Audit Committee") is composed of a minimum of three directors who satisfy the independence requirements required by the Securities Exchange Act of 1934, as amended, the rules adopted by the SEC thereunder, and the corporate governance and other listing standards of the NYSE as in effect from time to time. The Audit Committee functions under a charter which is attached to this Proxy Statement as Appendix A. The Board of Directors has determined that Robert Baylis and Sandra Helton both meet the definition of "audit committee financial expert" as such term is defined under the rules of the SEC. The Board of Directors has also determined that all of the other members of the Audit Committee possess the necessary level of financial literacy required to enable them to serve effectively as Audit Committee members. The Company maintains an Internal Audit Department to provide management and the Audit Committee with ongoing assessments of the Company's risk management processes and system of internal control.

        The members of the Audit Committee are Mr. Baylis (Chair), Ms. Helton, Ms. Murray and Mr. Ughetta. The Audit Committee met nine times during fiscal year 2003. The Audit Committee's primary duties and responsibilities include providing assistance to the Board of Directors in fulfilling its responsibilities with respect to the oversight of:

  •
  The integrity of the Company's financial statements and internal controls.

  •
  The independent auditor's qualifications and independence.

  •
  The Company's compliance with legal and regulatory requirements.

  •
  The performance of the Company's internal audit function and its independent auditor.

  •
  The Company's capital and financing requirements and structure.

  •
  Tax matters and risk management.

  •
  The appointment, compensation, oversight responsibility and dismissal of the Company's independent auditing firm.

  •
  The pre-approval of all auditing services and allowable non-audit services provided to the Company by its independent auditing firm.

Compensation and Organization Committee

        The Compensation and Organization Committee (the "Compensation Committee") is composed of a minimum of three directors who must satisfy the independence requirements required by the Securities Exchange Act of 1934, as amended, the rules adopted by the SEC thereunder, and the corporate governance and other listing standards of the NYSE as in effect from time to time. Compensation Committee members must also be "non-employee directors" under Rule 16b-3 of the Securities Exchange Act of 1934 and "outside directors" under Section 162(m) of the Internal Revenue Code. All present members of the Committee meet these requirements. The Compensation Committee functions under a charter which is posted on the Company's website.

        The members of the Compensation Committee are Messrs. MacDonald (Chair), Barchi and Lerner. The Compensation Committee met two times in fiscal year 2003. Its primary duties and responsibilities include the following:

  •
  Review and make recommendations to the independent members of the Board regarding corporate goals and objectives relevant to Chief Executive Officer compensation, the CEO's performance and the CEO's compensation.

  •
  Review and make recommendations to the Board regarding the compensation of the Company's executive officers other than the Chief Executive Officer.

  •
  The administration of the Company's equity compensation plans.

  •
  Advise the Board on other compensation and benefit matters.

  •
  The creation of a Compensation Committee Report to be included in the Company's proxy statement, as required by the SEC.

Corporate Governance Committee

        The Corporate Governance Committee is composed of a minimum of three directors who must satisfy the independence requirements required by the Securities Exchange Act of 1934, as amended, the rules adopted by the SEC thereunder, and the corporate governance and other listing standards of the NYSE as in effect from time to time. The Corporate Governance Committee functions as the Company's nominating committee under a charter which is posted on the Company's website.

        The members of the Corporate Governance Committee are Ms. Murray (Chair), Messrs. Baylis, MacDonald and Ughetta. The Corporate Governance Committee met two times in fiscal year 2003. The primary duties and responsibilities of the Governance Committee include the following:

  •
  Review and assess the Company's principles and practices on corporate governance.

  •
  The recommendation to the Board of policies regarding Board committees, committee members and committee chairs.

  •
  Develop and conduct an annual Board self-evaluation process.

  •
  The identification, review and assessment of nominees for election as members of the Board of Directors and the recommendation of qualified nominees to the Board.

  •
  Consideration of unsolicited nominations for Board membership.

        The Corporate Governance Committee does not solicit Director nominations but will consider shareholder recommendations of nominees that meet the criteria set forth in the Company's Corporate Governance Guidelines for Directors to be elected at the Company's 2005 Annual Meeting of Shareholders if submitted to the Secretary of the Company no later than October 18, 2004.

        The Corporate Governance Committee's minimum qualifications for nominees include the following: reputation for integrity; honesty; judgment and discretion; expertise in his or her chosen field, which field should have some relevance to the Company's business; knowledge, or the willingness and ability to quickly become knowledgeable, in the Company's business; and contribution to the mix of skills and viewpoints on the Board as a whole.

        In order to provide the Company's security holders and other interested parties with a direct and open line of communication to the Board of Directors, the Company has adopted the following procedures for communications to directors.

        Security holders of the Company and other interested persons may communicate with the chairs of the Company's Corporate Governance Committee, Audit Committee or Compensation Committee or with the non-management directors of the Company as a group by sending an e-mail to boardofdirectors@covance.com. The e-mail should specify which of the foregoing is the intended recipient.

        All communications received in accordance with these procedures will be reviewed initially by the Company's Investor Relations Department. The Investor Relations Department will relay all such communications to the appropriate Director or Directors unless the Investor Relations Department determines that the communication:

  •
  does not relate to the business or affairs of the Company or to the functioning or constitution of the Board of Directors or any of its committees;

  •
  relates to routine or insignificant matters that do not warrant the attention of the Board of Directors;

  •
  is an advertisement or other commercial solicitation or communication; or

  •
  is frivolous or offensive.

        The Director or Directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees and whether any response to the person sending the communication is appropriate.

        The Company's Investor Relations Department will retain copies of all communications received pursuant to these procedures for a period of at least one year.

        The Corporate Governance Committee or the Board of Directors will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.

Website Access

        The charters of the Audit Committee, the Compensation Committee, and the Corporate Governance Committee, as well as the Corporate Governance Guidelines and the Code of Ethics for Financial Professionals may be accessed through our website at www.covance.com.

        In 2003, each Director attended at least 75% of all Board meetings and Committee meetings of which he or she was a member. The Company encourages members of the Board of Directors to attend the Annual Meeting of Shareholders. All of the Directors attended the 2003 Annual Meeting.

Directors' Compensation

        Fees.    Members of the Board who are employees of the Company or its subsidiaries are not compensated for service on the Board or any of its Committees. In 2003, non-employee Directors received a retainer fee of $30,000 per annum. In addition, Committee members received $1,500 for each Committee meeting attended and $2,500 (in lieu of the $1,500 fee) for each Committee meeting chaired. Directors also receive an annual award of 200 hypothetical shares of the Company's Common Stock pursuant to the Company's Deferred Stock Unit Plan for Non-Employee Members of the

Board of Directors and options to purchase up to 3,000 shares of the Company's Common Stock pursuant to the Company's Non-Employee Directors' Stock Option Plan ("DSOP"). Options granted pursuant to the DSOP have an exercise price not less than 100% of the fair market value on the date of grant and vest in equal annual installments on each of the first through third anniversaries of the date of grant, provided that the Director has remained in continuous service as a Director to the vesting date. Directors are also reimbursed for travel and related expenses incurred on behalf of the Company.

        In May 2003, the non-employee members of the Board of Directors received a grant of 5,000 hypothetical shares of the Company's Common Stock pursuant to the Company's Restricted Unit Plan for Non-Employee Members of the Board of Directors ("DRUP"). Awards under this plan vest three years after the award date, provided the recipient remains a Director of the Company. Non-employee Directors may elect to defer vested awards under the DRUP. Directors who joined the Board subsequent to the May 20, 2003 award date received a proportionate award based on the three year schedule. Consequently, Dr. Barchi and Ms. Helton each received 4,445 units. The plan provides that every third anniversary of the award date, each non-employee Director at that time shall receive an award under the plan in an amount approved by the Board of Directors.

        Pursuant to the Directors' Deferred Compensation Plan ("DDCP"), each non-employee Director may elect to defer until a date specified by the Director, the receipt of all or a portion of his or her cash compensation. The DDCP provides that amounts deferred may be allocated to (i) a cash account upon which amounts deferred may earn interest, compounded quarterly, at the base rate of Citibank, N.A. in effect on certain specified dates, (ii) a market value account, the value of which will be based upon the market value of Covance Common Stock from time to time, or (iii) a combination of such accounts. All non-employee Directors are eligible to participate in the DDCP.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires that Directors and certain executive officers of the Company report their ownership of, and transactions in, the Company's Common Stock. Based solely upon a review of written representations from the reporting persons that no Forms 5 were required, the Company believes that all filing requirements applicable to its officers and Directors were complied with during 2003.

Report of the Audit and Finance Committee

        The Audit Committee has reviewed and discussed with management the Company's audited financial statements for the year ended

December 31, 2003, and has discussed with the Company's auditors, Ernst & Young LLP ("Ernst & Young"), the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by Independence Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the auditors the auditors' independence. The Audit Committee has also considered whether the provision of non-audit services to the Company by Ernst & Young is compatible with maintaining Ernst & Young's independence.

        Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

Members of the Audit and Finance Committee

        Robert M. Baylis, Chair

        Sandra L. Helton

        Kathleen G. Murray

        William C. Ughetta

Audit Fees

        The aggregate fees billed Covance by Ernst & Young for professional services for the audit of the Company's annual financial statements, review of the financial statements included in the Company's Quarterly Reports on Form 10-Q and services that are normally provided by the independent accountant in connection with statutory and regulatory filings or engagements for 2002 and 2003 were approximately $546,000, and $649,748, respectively.

Audit Related Fees

        The aggregate fees billed Covance by Ernst & Young for professional services for assurance and related services that are reasonably related to the audit or review of Covance's financial statements for 2002 and 2003 were approximately $39,000 and $40,720, respectively. These services include employee benefit plan audits, merger and acquisition due diligence, accounting assistance and audits in connection with proposed or consummated acquisitions, internal control reviews and consultations concerning financial accounting and reporting standards.

Tax Fees

        The aggregate fees billed Covance by Ernst & Young for professional services for tax compliance, tax advice and tax planning for 2002 and 2003 were approximately $167,000 and $122,600, respectively.

All Other Fees

        The aggregate fees billed Covance by Ernst & Young for services other than Audit Fees, Audit Related Fees and Tax Fees described above for 2002 and 2003 were approximately $60,000 and $13,000, respectively, and included services such as divestiture related audit work.

Audit Committee Pre-Approval of Audit and Non-Audit Services

        The Audit Committee is responsible for appointing the Company's independent auditor and approving the terms of the independent auditor's services. The Audit Committee's policy for the pre-approval of all audit and permissible non-audit services to be provided by the independent auditor is described below.

        Audit Services.    The Audit Committee is to appoint the Company's independent auditor each fiscal year and pre-approve the engagement of the independent auditor and the fee to be billed for the audit services to be provided.

        Non-Audit Services.    The Audit Committee has established detailed pre-approved categories of non-audit services that may be performed by the independent auditor during the fiscal year, subject to the dollar limitations set by the Audit Committee. All other non-audit services are required to be pre-approved by the Audit Committee.

        All of the non-audit services billed by Ernst & Young in 2003 were pre-approved by the Audit Committee.

Report of the Compensation and Organization
Committee on Executive Compensation

        The Company's executive compensation program is administered by the Compensation Committee. The role of the Compensation Committee, which is currently comprised of three independent non-employee directors, is described under "Compensation and Organization Committee" above. The Compensation Committee has reviewed information that was provided by a compensation consulting firm in making its determinations with respect to compensation of the Company's executive officers in 2003.

        The Company's executive compensation program utilizes Company performance and individual performance as determinants of executive pay levels. The goals of the program are to motivate executive officers to improve the financial position of the Company, to hold executives accountable for the performance of the organization for which they are responsible, to attract key executives into the service of the Company, to maximize the retention of these executives and to create value for the Company's shareholders. In essence, executive compensation consists of four components: base salary, annual incentive bonus, long-term incentives and benefits (including retirement programs and perquisites).

Base Compensation

        The Company's general policy is to target base cash compensation at approximately the 50th percentile of its peer group. Executive officer base salaries were reviewed by the Compensation Committee in fiscal 2003 and the Compensation Committee approved merit increases for all of the Company's executive officers.

Bonuses

        Pursuant to the Company's Variable Compensation Plan, performance-based annual incentive awards are paid to supervisory, management and executive officers on the basis of the achievement of specified individual accomplishments and business unit or Corporate financial performance targets. Each participant in the Variable Compensation Plan is assigned a target award, expressed as a percentage of base salary, that is payable if the applicable performance criteria are met. Participants' awards are determined on the basis of his or her business unit's financial performance or, in the case of Corporate employees, the Company's financial performance, and an assessment of the participant's performance generally, including against the participant's written goals and objectives. To incentivize management to achieve financial performance in excess of budgeted levels, the Variable Compensation Plan is designed to allow the Corporation's executive officers to earn annual bonuses of greater or less than their target amount.

        The amounts payable under the Variable Compensation Plan to the Company's executive officers, including the Named Executives (as defined in the Summary Compensation Table), are determined on the basis of the individual's satisfaction of specified individual objectives and on the satisfaction of specified Company or business unit pre-bonus operating margin and revenue targets. The actual bonuses earned with respect to 2003 by the Named Executives are disclosed in the Summary Compensation Table.

Equity-Based Compensation

        In 2003, the Compensation Committee approved the grant of restricted shares to the Company's executive officers under the 2002 Employee Equity Participation Plan ("EEPP"). Restricted shares granted to the executive officers under the EEPP are subject to performance requirements except in unusual circumstances. Actual performance which is either higher or lower than targeted performance results in either an increase or decrease in the number of shares earned. In addition, executive officers can earn additional shares based on performance against the performance requirements in the two years following the year of the grant. The restricted shares granted to the executive officers will become 100% vested approximately three years after they are granted, if they are earned.

        The Compensation Committee also approved the grant of non-qualified stock options under the EEPP to the Company's executive officers, as well as other employees. The options that were granted to the Named Executives and the Corporate Senior Vice Presidents will vest in equal increments over a three year period following the date of grant. The options granted to Corporate Vice Presidents and other employees will vest in equal increments over a two year period.

        The Compensation Committee consists of "outside directors" within the definition of Section 162(m) of the Internal Revenue Code--Messrs. MacDonald and Lerner and Dr. Barchi. Information regarding the number of restricted shares and stock options granted to each of the Named Executives is disclosed in the Summary Compensation Table and the Option Grants in Fiscal Year 2003 Table.

Total Compensation

        The Company's general policy is to target total compensation (base, bonus and equity grants) at market competitive levels. With respect to total cash compensation (base and bonus), the Company also seeks to ensure that it remains at a competitive level for its executive and senior management to enable the Company to attract and retain skilled management personnel.

Compensation of the Chief Executive Officer

        Under the Variable Compensation Plan, Mr. Kuebler's bonus was determined on the basis of the assessment of the Compensation Committee of Mr. Kuebler's performance with respect to specified objectives reviewed by the Compensation Committee, including the Company's revenue, earnings and return on assets, as well as other quantitative and qualitative objectives. On the basis of these factors, Mr. Kuebler was awarded a bonus in the amount set forth in the Summary Compensation Table.

        In determining Mr. Kuebler's total compensation, the Compensation Committee considers the performance of the Company as discussed in connection with the Variable Compensation Plan. In 2003, Mr. Kuebler received a grant of non-qualified stock options under the EEPP, at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant and vesting in equal increments over a three year period, subject to Mr. Kuebler's continued employment with the Company.

Mr. Kuebler was awarded restricted shares of the Company's Common Stock in 2003, which award could be increased or decreased based on factors including return on assets and growth in year end backlog. Information regarding the number of restricted shares and stock options granted to Mr. Kuebler is disclosed in the Summary Compensation Table and the Option Grants in Fiscal Year 2003 Table.

Policy on Section 162(m)

        Under Section 162(m) of the Internal Revenue Code, the Company is generally precluded from deducting compensation in excess of $1 million paid in any fiscal year to its Chief Executive Officer and its four most highly compensated executive officers. An exception to this general rule exists for payments that are made pursuant to the attainment of one or more performance goals. While it is the Compensation Committee's intention to maximize the deductibility of compensation payable to the Company's executive officers and the Company has never paid compensation to such an officer which is non-deductible under Section 162(m), deductibility will be only one among a number of factors used by the Compensation Committee in ascertaining appropriate levels or modes of compensation. The Company intends to maintain the flexibility to compensate executive officers based upon an overall determination of what it believes to be in the best interests of the Company and its shareholders.

        The report of the Compensation Committee on Executive Compensation and related disclosure, including the Performance Graph, shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended or under the Securities Exchange Act of 1934, as amended (collectively, the "Acts") except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Members of the Compensation Committee

J. Randall MacDonald, Chair

Robert Barchi

Irwin Lerner

Summary Compensation Table

        The following table provides information regarding the cash and other compensation of those persons who, during the past year, (i) served as the Company's Chief Executive Officer and (ii) were the four other most highly compensated executive officers of the Company (collectively, the "Named Executives").

Summary Compensation Table

		Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Year	Salary		Bonus		Other Annual Compensation (1)	Restricted Stock Awards (2)			Securities Underlying Options	All Other Compensation (3)
Christopher A. Kuebler	2003		$588,584		$378,431	-0-		$1,441,490	(4)(5)(6)(7)	67,698		$11,000
Chairman and	2002		$531,503		$733,470	-0-		$1,132,950	(5)(6)(7)	80,000		$11,000
Chief Executive Officer	2001		$528,091		$447,738	$4,673		$676,350	(6)(7)	27,771		$9,350

Joseph L. Herring	2003		$416,666		$214,317	-0-		$874,395	(4)(5)(6)(7)	40,800		$11,000
President and	2002		$375,000		$577,813	$90,895		$620,508	(5)(6)(7)	60,000		$68,746
Chief Operating Officer	2001		$327,992		$356,657	$3,532		$375,750	(6)(7)	60,000		$9,350

Stephen J. Sullivan Corporate Senior Vice President and President-Global Central Laboratory Services	2003 2002 2001	$ $ $	296,476 304,186 300,730	$ $ $	190,703 317,351 367,879	$-0- -0- 3,970	$ $ $	502,605 446,208 300,600	(4)(5)(6)(7) (5)(6)(7) (6)(7)	19,900 21,000 -0-	$ $ $	11,000 11,000 18,172

William E. Klitgaard Corporate Senior Vice President and Chief Financial Officer	2003 2002 2001	$ $ $	268,334 233,340 222,500	$ $ $	120,768 261,632 209,623	-0- -0- -0-	$ $ $	361,233 233,562 165,330	(4)(5)(6) (5)(6) (6)	18,000 30,000 -0-	$ $ $	11,000 10,539 7,775

Howard Moody Corporate Senior Vice President and Chief Information Officer	2003 2002 2001	$ $ $	238,005 225,093 223,556	$ $ $	138,822 180,517 177,507	-0- -0- -0-	$ $ $	300,416 236,177 165,330	(4)(5)(6)(7) (5)(6)(7) (6)(7)	13,200 18,000 -0-	$ $ $	11,000 10,087 13,153

(1)
The amounts shown for the Named Executives reflect tax reimbursement payments made to offset the inclusion in taxable income of the value of certain benefits.

(2)
As of December 31, 2003, Messrs. Kuebler, Herring, Sullivan, Klitgaard, and Moody held an aggregate of 100,810, 59,000, 35,500, 23,200, and 20,400 shares of restricted stock, respectively, having an aggregate value on December 31, 2003 of $2,701,708, $1,581,200, $951,400, $621,760 and $546,720, respectively. As of December 31, 2003, an aggregate of 238,910 restricted shares were outstanding for the Named Executives, and the aggregate value of such shares was $6,402,788. In the event Covance were to declare a dividend, such dividend would be paid on the restricted stock.

(3)
Includes the following amounts contributed by Covance as matching contributions to such individuals' 401k Plan accounts for 2003: $11,000 for Messrs. Kuebler, Herring, Sullivan, Klitgaard and Moody. Also includes reimbursements for relocation expenses of $3,803 for Mr. Moody in 2001 and $57,746 for Mr. Herring in 2002.

(4)
On February 27, 2003, Messrs. Kuebler, Herring, Sullivan, Klitgaard and Moody were granted 36,900, 24,000, 11,700, 10,600 and 7,800 incentive shares of Common Stock, respectively, subject to performance requirements and further adjustment (the "2003 Awards"). On February 25, 2004, the Compensation Committee determined that the performance objectives set forth in the 2003 Award agreements required that the number of shares be reduced by 50%. These shares are scheduled to vest on December 20, 2005.

(5)
On February 21, 2002, Messrs. Kuebler, Herring, Sullivan, Klitgaard and Moody and were granted 45,650, 25,000, 17,000, 9,000 and 9,000 incentive shares of Common Stock, respectively, subject to performance requirements and further adjustment (the "2002 Awards"). On February 27, 2003, the Compensation Committee certified that these requirements were met and the 2002 Awards were adjusted to award Messrs. Kuebler, Herring, Sullivan, Klitgaard and Moody an additional 18,260, 10,000, 6,800, 3,600 and 3,600 incentive shares of Common Stock, respectively. These shares are scheduled to vest on December 31, 2004.

(6)
On February 22, 2001, Messrs. Kuebler, Herring, Sullivan, Klitgaard and Moody were granted 45,000, 25,000, 20,000, 11,000 and 11,000 incentive shares of Common Stock, respectively, subject to performance requirements and further adjustment (the "2001 Awards"). On February 21, 2002, the Compensation Committee certified that these requirements were met and the 2001 Awards were adjusted to award Messrs. Kuebler, Herring, Sullivan, Klitgaard and Moody an additional 18,000, 10,000, 8,000, 4,400 and 4,400 incentive shares of Common Stock, respectively. On February 27, 2003, the Compensation Committee certified that the performance requirements set forth in the 2001 Award agreements relating to 2002 performance were met and Messrs. Kuebler, Herring, Sullivan, Klitgaard and Moody were awarded an additional 6,300, 3,500, 2,800, 1,540 and 1,540 incentive shares of Common Stock, respectively. These shares vested on December 31, 2003.

(7)
On February 21, 2002, the Compensation Committee certified that the performance requirements set forth in the incentive share Award agreements issued in 2000 (the "2000 Awards") relating to 2001 performance were met and Messrs. Kuebler, Herring, and Sullivan and Moody were awarded 1,350, 600, 600 and 150 incentive shares of Common Stock, respectively. These shares vested on December 31, 2002. On February 27, 2003, the Compensation Committee certified that the performance requirements set forth in the 2000 Award agreements relating to 2002 performance were met and Messrs. Kuebler, Herring, Sullivan, Moody were awarded an additional 1,350, 600 and 600 and 150 incentive shares of Common Stock, respectively. These shares vested on February 27, 2003.

Stock Options

        The table below provides information regarding grants of stock options to the Named Executives during 2003.

Option Grants In Fiscal Year 2003 (1)

		Individual Grants			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price (1)	Expiration Date	Gain at 5%	Gain at 10%
Christopher A. Kuebler	62,700	4.42%	$22.95	2/26/2013	$904,957	$2,293,340
	4,998	0.35%	$26.68	12/5/2005	$13,668	$28,003
Joseph L. Herring	40,800	2.87%	$22.95	2/26/2013	$588,872	$1,492,317
Stephen J. Sullivan	19,900	1.40%	$22.95	2/26/2013	$287,219	$727,870
William E. Klitgaard	18,000	1.27%	$22.95	2/26/2013	$259,796	$658,375
Howard Moody	13,200	0.92%	$22.95	2/26/2013	$190,517	$482,808

(1)
Options were granted at exercise prices that were at the fair market value of the Company's Common Stock on the date of grant. No SARs were granted to any of the Named Executives in 2003.

(2)
The dollar amounts set forth under these columns are the result of calculations at the 5% and 10% rates established by the SEC, and therefore are not intended to forecast future appreciation of the Company's stock price.

2003 Option Exercises and 2003 Year-End Option Values

        The following table provides information concerning exercises of stock options by the Named Executives in 2003 and the value of unexercised stock options held at December 31, 2003 by the Named Executives.

			Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options Held at Fiscal Year-End ($)(1)
	Shares Acquired on Exercise (#)
Name		Value Realized ($)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
Christopher A. Kuebler	128,396	$2,177,513	625,460	121,031	$6,391,034	$659,059
Joseph L. Herring	25,800	$417,222	158,650	100,800	$1,608,579	$692,154
Stephen J. Sullivan	35,100	$319,737	64,830	33,970	$767,759	$208,451
William E. Klitgaard	13,667	$224,593	78,433	38,100	$709,885	$257,637
Howard Moody	15,100	$235,101	34,340	25,260	$531,165	$167,359

(1)
Values are calculated for options "in-the-money" by subtracting the exercise price per share of the options from the per share NYSE consolidated trading closing price of $26.80 of the Common Stock on December 31, 2003.

Supplemental Executive Retirement Program

        In December 1996, Covance adopted a non-qualified Supplemental Executive Retirement Plan ("SERP") for the benefit of certain executive officers of Covance, including the Named Executives. This plan is, in whole or in part, an unfunded, unsecured obligation of Covance and is administered by the Compensation Committee. As of February 11, 2004, eight executives were participating in the SERP.

        Participating executives may commence receiving full benefits under the SERP upon attaining age 60, so long as they have completed at least twenty years of service as defined in the SERP (fifteen years for participants employed by Covance on January 1, 1997). Retirement benefits to be provided under the SERP will be based on 40% of an executive's "Final Average Pay," defined as the average of an executive's base salary plus bonus, taking into account the highest five consecutive years of the executive's last ten years of employment with Covance or any subsidiary thereof. Under the terms of the SERP, executives may, with the approval of the Compensation Committee, elect to commence receiving reduced benefits prior to age 60, provided that they have completed at least five years of service with Covance or any subsidiary thereof and have attained age 55. Benefits commencing prior to age 60 will be reduced by 5% of the amount of benefits earned for each year prior to age 60. For example, at age 55, an executive with at least twenty years (or fifteen years, if applicable) of service may be eligible to receive 30% of Final Average Pay so long as the executive receives approval from the Compensation Committee.

        At retirement, the normal form of payment under the SERP will be monthly payments over the lifetime of the executive (or actuarially reduced joint and survivor benefits over the joint lives of the executive and a named beneficiary). Alternatively, the executive may elect under the SERP, subject to the approval of the Compensation Committee, the right to receive an actuarially determined lump-sum distribution from the SERP. Five years of service (as defined in the SERP) are required to vest in the SERP. As of December 31, 2003, each of the Named Executives had the following years of service credited pursuant to the SERP: Christopher A. Kuebler, nine years; Joseph L. Herring, four years; Howard Moody, four years; William E. Klitgaard, three years and Stephen J. Sullivan, four years.

        In the event of a change of control of the Company, as defined in the SERP, each participant shall be credited with three additional years of service and age for purposes of the SERP, and the Company is obligated to purchase an annuity for the benefit of the SERP to fund its obligations under the SERP. In the event a participant holding the office of Chief Executive Officer or President is terminated without cause (as described in the SERP), he or she shall be credited an additional three years of service for vesting purposes but not for purposes of determining the amount of benefits.

        Maximum annual benefits, based on at least twenty years of service and the Final Average Pay calculated under the straight life annuity option form of pension, payable to participants at ages 55 to 60 are illustrated in the table set forth below. The same benefits would apply for those participants eligible for full benefits with 15 years of service. The table below does not reflect any limitations on benefits imposed by the Employee Retirement Income Security Act of 1974, as amended.

Benefits Table

Final Average Pay	Age (with at Least 20 Years of Service)
	55	56	57	58	59	60
$ 100,000	$30,000	$32,000	$34,000	$36,000	$38,000	$40,000
$ 200,000	$60,000	$64,000	$68,000	$72,000	$76,000	$80,000
$ 300,000	$90,000	$96,000	$102,000	$108,000	$114,000	$120,000
$ 400,000	$120,000	$128,000	$136,000	$144,000	$152,000	$160,000
$ 500,000	$150,000	$160,000	$170,000	$180,000	$190,000	$200,000
$ 600,000	$180,000	$192,000	$204,000	$216,000	$228,000	$240,000
$ 700,000	$210,000	$224,000	$238,000	$252,000	$266,000	$280,000
$ 800,000	$240,000	$256,000	$272,000	$288,000	$304,000	$320,000
$ 900,000	$270,000	$288,000	$306,000	$324,000	$342,000	$360,000
$1,000,000	$300,000	$320,000	$340,000	$360,000	$380,000	$400,000
$1,100,000	$330,000	$352,000	$374,000	$396,000	$418,000	$440,000
$1,200,000	$360,000	$384,000	$408,000	$432,000	$456,000	$480,000

Employment Agreements

        In November 2001, Mr. Kuebler entered into an employment agreement with Covance that expires on or before November 7, 2004. The agreement includes provisions for an annual salary of no less than $531,498, with increases subject to the discretion of the Board; participation in the Variable Compensation Plan of Covance at a target level of no less than 65% of annual salary; and severance payments following a termination or a change in control substantially in accordance with the severance policy applicable to executive officers described below, except that Mr. Kuebler will receive three times his annual base salary and three times his annual target award of variable compensation in the event of termination for reasons other than cause. The agreement also provides that during the term of the agreement and for a period of one year thereafter, Mr. Kuebler will not become employed by or otherwise advise any business which competes with the business of Covance.

        Covance has entered into agreements pursuant to which it provided to its Corporate Senior Vice Presidents, including the Named Executives,

compensation equal to the executive officer's base annual salary at the annual rate in effect on the date of termination plus the annual award of variable compensation at the most recent target level in the event that such executive officer's employment has been terminated for reasons other than cause. If an executive officer has not secured a suitable alternative vocation after one year he may be entitled to continue to receive salary payments for up to an additional year. An agreement between the Company and Mr. Herring, Covance's President and Chief Operating Officer, provides that he shall be entitled to two years base compensation and variable compensation award in the event he is terminated for reasons other than cause. All such executive officers will also be entitled to health and other benefits (to the extent permitted by the administrative provisions of such plans and applicable federal and state law) for a period of up to one and one-half years. Covance will also provide to all Corporate Senior Vice Presidents including the Named Executives, and Messrs. Kuebler and Herring, upon the termination of employment by Covance other than for cause, or the constructive termination, as defined in the agreements, of such executive, during the twenty-four months following a change in control of Covance, compensation equal to three times the annual base salary in effect on the termination date and three times the annual variable compensation at the most recent target level and such officer will be entitled to participate in Covance's health and benefit plans for a period of up to three years. In addition, such executive officers shall also be entitled to the benefits described above in the event the officer voluntarily terminates his employment with Covance for any reason between the twelfth and thirteenth months of a change in control. A "change in control" is defined in the agreements to include the following: the acquisition by a person of 20% or more of the voting stock of Covance; as a result of a contested election a majority of the Covance Board members are different than the individuals who served on Covance's Board in the two years prior to such contested election; approval by Covance's shareholders of a merger or consolidation in which Covance is not the survivor thereof; a sale or disposition of all or substantially all of Covance's assets or a plan of partial or complete liquidation; or the purchase by an offeror of shares of Covance Common Stock pursuant to an exchange or tender offer.

Performance of the Company's Common Stock

        The graph below provides an indicator of cumulative total Shareholder returns for the Company as compared with the Standard & Poor's 500 Stock Index® ("S&P 500") and the Standard & Poor's Health Care Sector Index®. The graph covers the period of time from December 31, 1998 through December 31, 2003. Prior to 2003, the Company compared its returns to the Standard & Poor's Health Care Index® which is no longer published.

TOTAL SHAREHOLDER RETURNS

AUDITORS

        The Board of Directors has selected Ernst & Young to serve as independent auditors for the Company for the calendar year 2004. A representative of Ernst & Young is expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

SHAREHOLDER PROPOSAL
REPEAL CLASSIFIED BOARD

        This proposal has been submitted on behalf of the New York City Employee's Retirement System, the owner of 97,000 shares of Common Stock, by William C. Thompson, Comptroller of the City of New York with an address at 1 Centre Street, New York, NY 10007.

        BE IT RESOLVED, that the stockholders of Covance Inc. request that the Board of Directors take the necessary steps to declassify the Board of Directors and establish annual elections of directors, whereby directors would be elected annually and not by classes. This policy would take effect immediately, and be applicable to the re-election of any incumbent director whose term, under the current classified system, subsequently expires.

SUPPORTING STATEMENT

        We believe that the ability to elect directors is the single most important use of the shareholder franchise. Accordingly, directors should be accountable to shareholders on an annual basis. The election of directors by classes, for three-year terms, in our opinion, minimizes accountability and precludes the full exercise of the rights of shareholders to approve or disapprove annually the performance of a director or directors.

        In addition, since only one-third of the Board of Directors is elected annually, we believe that classified boards could frustrate, to the detriment of long-term shareholder interest, the efforts of a bidder to acquire control or a challenger to engage successfully in a proxy contest.

        We urge your support for the proposal to repeal the classified board and establish that all directors be elected annually.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE AGAINST THIS PROPOSAL.

        As provided in Covance's Certificate of Incorporation, Covance has three classes of Directors, with members of each class serving three year terms. The classes are staggered, so that the shareholders vote on one of the classes of Directors every year. Research by the Board indicates that this classified structure with staggered terms is used by more than one-half of U.S. public companies and is similar to the structure used for electing members of the U.S. Senate. The Board of Directors has reviewed carefully the issues raised in the proposal and continues to believe that a classified Board best serves Covance and its shareholders for the reasons stated below.

        A classified Board with staggered terms maintains accountability to shareholders while enhancing the likelihood of continuity and stability in the Board's business strategies and policies. To maintain accountability, the shareholders have the opportunity annually to vote on members of the Board because, on average, one third of the Directors must stand for election every year. At the same time, the three year terms served by Directors help ensure that generally two thirds of the Directors at all times have prior experience and familiarity with our business and ongoing affairs. This continuity helps the Directors to build on past experience and plan for the future. It also helps Covance attract highly qualified Directors willing to commit the time necessary to understand the Company, its operations and its competitive environment.

        In the event of an unsolicited proposal to takeover or restructure the Company, the classified board system reduces the threat of an abrupt change in the composition of the entire Board and helps ensure that the Board has an adequate opportunity to fulfill its duties to the shareholders to review any takeover proposal, to study appropriate alternatives, and to achieve the result that best will maximize value for all shareholders. A classified board system does not preclude takeover offers; many companies with classified boards have been acquired. Rather, a classified structure enhances the Board's ability to negotiate favorable terms with the proponent of an unfriendly or unsolicited proposal.

        The classified board structure is established in Covance's Certificate of Incorporation. Delaware Law requires that an amendment to the Certificate of Incorporation be done by a recommendation from the Board of Directors, then a vote by the shareholders. Although this shareholder vote would not require a declassified board structure, the Board will weigh carefully the shareholders' vote in evaluating its current view that this structure serves the best interest of Covance and its shareholders in accordance with the Board's fiduciary duty.

        AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

PROPOSALS OF SHAREHOLDERS FOR 2005 ANNUAL MEETING

        Proposals submitted by shareholders for inclusion in the Proxy Statement for the 2005 Annual Meeting of Shareholders must be received by the Company no later than the close of business on November 18, 2004. Please address your proposals to James W. Lovett, Corporate Senior Vice President, General Counsel and Secretary, Covance Inc., 210 Carnegie Center, Princeton, New Jersey, 08540-6233. Proposals must comply with all applicable SEC regulations. Under our By-Laws, if you wish to nominate Directors for election, or present other business before the shareholders at the Annual Meeting, you must give proper written notice of any such nomination or business to the Corporate Secretary, not after February 28, 2005, and not before January 29, 2005. If the Annual Meeting of 2005 is advanced by more than 30 days or delayed by more than 60 days from April 29, 2005, the anniversary date of this year's Annual Meeting, you must send notice not earlier than the 90th day prior to such Annual Meeting and not later than the close of business on the later of the 60th day prior to such Annual Meeting or the 10th day following the date on which public announcement of the date of the meeting is first made. Your notice must include certain information specified in our By-Laws concerning the nomination or the business. A copy of the Restated Certificate of Incorporation and By-Laws may be obtained from the Secretary of the Company at the address noted above.

OTHER INFORMATION

        One or more persons will be appointed to act as the inspector of election at the Annual Meeting. As of the date of this Proxy Statement, the Board of Directors has no knowledge of any business that will be presented for consideration at the Annual Meeting other than that described above. As to any other business, if any, that may properly come before the Annual Meeting, the proxies will vote in accordance with their judgment.

        Present and former officers, Directors and other employees of the Company may solicit proxies by telephone, facsimile or mail, or by meetings with shareholders or their representatives. The Company will reimburse brokers, banks or other custodians, nominees and fiduciaries for their charges and expenses in forwarding proxy material to beneficial owners. The Company has engaged Innisfree M&A Incorporated to solicit proxies for the Annual Meeting for a fee of $8,500, plus the payment of its out-of-pocket expenses. All expenses of solicitation of proxies will be borne by the Company.

        A copy of the Company's 2003 Annual Report to Shareholders is being sent with this Proxy Statement. If, upon receiving the Proxy Statement, you have not received the 2003 Annual Report to Shareholders, please write to James W. Lovett, Corporate Senior Vice President, General Counsel and Secretary at Covance Inc., 210 Carnegie Center, Princeton, New Jersey, 08540-6233 to request a copy. In addition, a copy of the Company's Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 2003, as filed with the SEC, is posted on the Company's website at www.covance.com and is also available without charge upon written request.

By Order of the Board of Directors

James W. Lovett Corporate Senior Vice President, General Counsel and Secretary

Dated: March 18, 2004

        SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE SELF-ADDRESSED ENVELOPE WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING. A SHAREHOLDER MAY NEVERTHELESS VOTE IN PERSON IF HE OR SHE DOES ATTEND THE ANNUAL MEETING.

APPENDIX A
Audit & Finance Committee Charter

A.    Purpose

        The Audit and Finance Committee (the "Audit Committee") shall assist the Board of Directors with the oversight of: (a) the integrity of the financial statements and internal controls of Covance Inc. (the "Company"), (b) the Company's compliance with legal and regulatory requirements, (c) the independent auditor's qualifications and independence, (d) the performance of the Company's internal audit function and the independent auditors, (e) the Company's capital and financing requirements and structure, (f) tax matters, and (g) risk management. The purpose of the Audit Committee is to provide oversight of management and the independent auditors and not to prepare financial statements, to provide internal controls, or to conduct the other above-referenced matters.

B.    Membership

        The Audit Committee shall consist of three or more directors all of whom in the judgment of the Board of Directors shall be independent in accordance with New York Stock Exchange listing standards and applicable law. Each member shall in the judgment of the Board of Directors be financially literate in accordance with New York Stock Exchange listing standards. The intent of the Board is that, where reasonably feasible, at least one member of the Audit Committee, in the judgment of the Board of Directors, will be an audit committee financial expert in accordance with applicable law and the rules and regulations of the Securities and Exchange Commission. Service on the Audit Committee of any member of the Board who simultaneously serves on the audit committee of more than three public companies shall be subject to approval of the Board in accordance with the New York Stock Exchange listing standards. Members of the Audit Committee and the Audit Committee Chair shall be appointed by the Board of Directors and may be removed by the Board of Directors in its discretion. The Audit Committee shall have the authority to delegate to subcommittees as it deems appropriate.

C.    Responsibilities

        The Audit Committee shall have the following authority and responsibilities:

          1.     Directly to appoint, retain, evaluate, oversee, and terminate the independent auditor, including resolution of any disagreements between management and the auditor regarding financial reporting, and to approve all audit engagement fees and terms. The independent auditor shall report directly to the Audit Committee.

          2.     Approve all audit services and any non-audit services in advance of the performance of such audit and non-audit services, except as permitted by applicable law and the rules and regulations of the SEC.

          3.     Establish procedures for the receipt, retention and treatment of complaints from Company employees on accounting, internal accounting controls or auditing matters, as well as for confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters.

          4.     Obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

          5.     Receive appropriate funding, as determined by the Audit Committee, from the Company for payment of compensation to the outside legal, accounting or other advisors employed by the Audit Committee.

          6.     Obtain and review:

            a.     At least annually, a report by the independent auditor describing the independent auditor's internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues;

            b.     At least annually, a report by the independent auditor describing all relationships between the independent auditor and the Company for the purpose of assessing the independence of the independent auditor; and

            c.     Other reports from the independent auditor that the Audit Committee deems necessary or appropriate.

          7.     Review with the independent auditor:

            a.     The scope and results of the audit;

            b.     Any audit problems or difficulties and management's response; and

            c.     Current accounting and auditing trends and developments.

          8.     Review, at least annually, the scope and results of the internal audit program and any significant matters contained in reports from the internal auditor.

          9.     Review and discuss the Company's policies and processes with respect to risk assessment and risk management.

          10.   Review and discuss: (a) with the independent auditor, the Company's internal auditor, and management the system of internal control; and (b) any special audit steps adopted in light of any significant control deficiencies.

          11.   Review and discuss with management and the independent auditor:

            a.     The annual audited financial statements and quarterly financial statements of the Company, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations;"

            b.     Critical accounting policies and practices and major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles or practices;

            c.     Analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and

            d.     The effect of regulatory and accounting initiatives (as well as off-balance sheet structures, if any) on the financial statements of the Company.

          12.   Recommend to the Board of Directors, based on the Audit Committee's activities under this Charter, whether the members of the Board of Directors should execute the annual report on Form 10-K.

          13.   Review and discuss the general content of earnings press releases, including the type and presentation of information to be included in earnings press releases, (paying particular attention to any use of "pro forma," or "adjusted" non-GAAP information), as well as financial information and earnings guidance provided to the public, analysts and rating agencies.

          14.   Review and discuss: (a) the status of compliance with applicable laws and regulations; and (b) the status of systems designed to promote Company compliance with laws and regulations.

          15.   Establish clear policies for the hiring of employees and former employees of the independent auditor.

          16.   Carry out such other duties and have such authority as may be assigned or granted by the Board or as required to be carried out or authorized by (i) applicable law, or (ii) the listing standards of the New York Stock Exchange.

          17.   Conduct an annual performance evaluation of the Audit Committee and annually evaluate the adequacy of its charter.

D.    Meetings

        The Audit Committee shall meet at least four times each year and at such other times as it deems necessary to fulfill its responsibilities. The Audit Committee periodically shall meet separately, in executive session, with management, the internal auditor (or personnel responsible for the internal audit function) and the independent auditor.

E.    Report

        The Audit Committee shall:

          1.     Report regularly to the Board of Directors with respect to its activities and make recommendations to the Board of Directors as appropriate; and

          2.     Prepare the report required by the Securities and Exchange Commission proxy rules to be included in the Company's proxy statement relating to the Company's annual meeting.

COVANCE INC.

        This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on April 29, 2004

The undersigned appoints Christopher A. Kuebler, William E. Klitgaard and James W. Lovett proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Shareholders of Covance Inc. to be held on Thursday, April 29, 2004 at 11:00 a.m., Eastern Daylight Time, and at any adjournments or postponements of the Annual Meeting, and to vote as specified in this Proxy all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present. This Proxy when properly executed will be voted in accordance with your indicated directions. If no direction is made, this Proxy will be voted FOR the election of Directors.

The Board of Directors recommends a vote FOR the election of Directors, AGAINST proposal 2 and FOR proposal 3.

YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

(Continued and to be signed on reverse side.)

COVANCE INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

		For All	Withheld All	For All Except (Except nominee(s) written below)
1.	Election of Directors The Board of Directors recommends a vote FOR ALL nominees. Nominees: Robert M. Baylis and Irwin Lerner

2.	The Board of Directors recommends a vote AGAINST Item 2.
		For	Against	Abstain

  Shareholder Proposal Concerning Annual
  Election of Directors.

3.
The Board of Directors recommends a vote FOR Item 3.

  To act upon such other matters as may properly
  come before the Annual Meeting.

The undersigned acknowledges receipt of the
For Information Only:	Notice of Annual Meeting of Shareholders and
Check here if you plan to attend the meeting.	of the Proxy Statement.
Dated: 2004
If your shares are held with a broker or other third party, proof of stock ownership will be required to attend the Annual Meeting.	Signature(s)
Please sign exactly as your name appears. Joint owners should each sign personally. Where applicable, indicate your official position or representation capacity.

QuickLinks

PROXY STATEMENT
2004 Annual Meeting of Shareholders April 29, 2004
General Information
ITEM 1 Election of Class I Directors
Stock Ownership of Directors, Executive Officers and Certain Shareholders
The Board of Directors and its Committees
COMMITTEES OF THE BOARD
Audit and Finance Committee
Compensation and Organization Committee
Corporate Governance Committee
Website Access
Report of the Audit and Finance Committee
Report of the Compensation and Organization Committee on Executive Compensation
Benefits Table
Performance of the Company's Common Stock
AUDITORS
SHAREHOLDER PROPOSAL REPEAL CLASSIFIED BOARD
SUPPORTING STATEMENT
PROPOSALS OF SHAREHOLDERS FOR 2005 ANNUAL MEETING
OTHER INFORMATION
APPENDIX A Audit & Finance Committee Charter
COVANCE INC.
COVANCE INC. PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.